UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HURON CONSULTING GROUP INC.
550 West Van Buren Street
Chicago, IL 60607

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2025

Email from Chairman of the Board to Board members

Colleagues,

As you know, the Huron Proxy has been released. As a result, important voting materials are now available for our review.

Please examine these materials and vote your shares as soon as your schedule permits. I completed the task electronically through Fidelity earlier this week and it was a simple and fast process.

Thanks and best regards.

Hugh
Hugh Sawyer

Except as specifically supplemented by the information contained in this supplement and the supplemental materials filed with the Securities and Exchange Commission (“SEC”) on March 28, 2025, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement and the supplemental materials filed with the SEC on March 28, 2025. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.